As filed with the Securities and Exchange Commission on August 29, 2016 Registration No. 333-208197
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S‑1
REGISTRATION STATEMENT
Under The Securities Act of 1933

GoDaddy Inc.
(Exact name of Registrant as specified in its charter)

Delaware		46-5769934
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
14455 N. Hayden Road Scottsdale, Arizona 85260 (480) 505-8800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Blake J. Irving Chief Executive Officer GoDaddy Inc. 14455 N. Hayden Road Scottsdale, Arizona 85260 (480) 505-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Nima Kelly, Esq. Executive Vice President & General Counsel Matthew Forkner, Esq. Deputy General Counsel GoDaddy Inc. 14455 N. Hayden Road Scottsdale, Arizona 85260 (480) 505-8800		Jeffrey D. Saper, Esq. Allison B. Spinner, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:	☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
GoDaddy Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 on Form S-1 (“Amendment”) to withdraw and remove from registration the unissued shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), pursuant to the Registration Statement on Form S-1, SEC File No. 333-208197, originally filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2015 (as amended by Amendment No. 1 filed on December 17, 2015) and declared effective on December 30, 2015 (the “Registration Statement”), pertaining to the registration of 4,312,361 shares of Class A common stock issuable upon exchange of limited liability company units of Desert Newco, LLC, together with the same number of shares of the Company’s Class B common stock, par value $0.001 per share, for shares of Class A common stock. As of the date of this Amendment, 4,067,468 shares of Class A common stock are unissued pursuant to the Registration Statement.
Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unissued at the termination of the offering, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unissued as of the effective date of this Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 29, 2016.

GODADDY INC.

/s/ Blake J. Irving
Blake J. Irving
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Blake J. Irving	Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2016
Blake J. Irving
	/s/ Raymond E. Winborne, Jr.	Chief Financial Officer (Principal Financial Officer)	August 29, 2016
Raymond E. Winborne, Jr.
	*	Chief Accounting Officer (Principal Accounting Officer)	August 29, 2016
Matthew B. Kelpy
	*	Director	August 29, 2016
Bob Parsons
	*	Director	August 29, 2016
Herald Y. Chen
	*	Director	August 29, 2016
Richard H. Kimball
	*	Director	August 29, 2016
Gregory K. Mondre
	*	Director	August 29, 2016
John I. Park
	*	Director	August 29, 2016
Elizabeth S. Rafael
	*	Director	August 29, 2016
Charles J. Robel
	*	Director	August 29, 2016
Brian H. Sharples
	*	Director	August 29, 2016
Lee Wittlinger

*By:	/s/ Blake J. Irving
Attorney-in-Fact